UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  June 6, 2011

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2011, PURE Bioscience, Inc. appointed Craig Johnson as the Chief Financial Officer, effective August 1, 2011. With his appointment, Mr. Johnson will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.  Concurrent with the effectiveness of Mr. Johnson’s appointment, Michael Krall will relinquish his roles as Interim Principal Financial Officer and Interim Principal Accounting Officer and continue in his role as Chief Executive Officer.

Mr. Johnson, 49, has more than 15 years experience as a senior financial executive in the healthcare industry. Mr. Johnson has been Chief Financial Officer of two publicly-traded companies: NovaDel Pharma Inc., a drug delivery company, (from 2010 to 2011) and TorreyPines Therapeutics Inc., a biopharmaceutical company (from 2004 to 2009).  Prior to that, he was Chief Financial Officer and Senior Vice President of Operations for MitoKor, a drug discovery company. Early in his career, Mr. Johnson served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse. Mr. Johnson received his BBA in accounting from the University of Michigan. Mr. Johnson currently serves on the board of directors, and as chairman of the audit committees, of Ardea Biosciences, Inc., and Adamis Pharmaceuticals Corporation, both of which are publicly-traded biotechnology companies based in San Diego, California.

Mr. Johnson will earn a salary of $266,500 per year and be eligible to participate in any bonus programs that may be established for executive officers or employees. In addition, Mr. Johnson will be granted an option to purchase 200,000 shares of common stock at fair market value calculated at the commencement of employment, and will be granted an additional option to purchase 200,000 shares of common stock at fair market value on the date of grant which will occur within twelve months following his commencement of employment, or at his next performance review, whichever comes first, contingent upon his continued employment with us. In connection with Mr. Johnson’s appointment, the Company expects to enter into an employment agreement similar to that of the previous Chief Financial Officer.

No family relationships or related transactions exist between Mr. Johnson and PURE Bioscience, Inc., its directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE Bioscience, Inc.

Dated: June 9, 2011	By:	/s/ Michael L. Krall
Michael L. Krall
President and Chief Executive Officer